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                                     Exhibit (a)(xiii) under Form N-1A
                               Exhibit 3(i) under Item 601/Reg. S-K

                        FEDERATED INSURANCE SERIES

                          Amendment No. 13 to the
                           DECLARATION OF TRUST
                         Dated September 15, 1993

      THIS Declaration of Trust is amended as follows:

A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      Section 5.  Establishment and Designation of Series or Class.
      ------------------------------------------------------------

      Without limiting the authority of the Trustees set forth in
      Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

                 Federated American Leaders Fund II
                   Federated Equity Income Fund II
          Federated Fund for U.S. Government Securities II
                 Federated Growth Strategies Fund II
                 Federated High Income Bond Fund II
                           Primary Shares
                           Service Shares
               Federated International Equity Fund II
            Federated International Small Company Fund II
                 Federated Large Cap Growth Fund II
                    Federated Prime Money Fund II
                   Federated Quality Bond Fund II
                 Federated Total Return Bond Fund II
                      Federated Utility Fund II

      The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 15th day of November, 2001.

      WITNESS the due execution hereof this 15th day of November, 2001.


/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
------------------------------      ------------------------------
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
------------------------------      ------------------------------
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
------------------------------      ------------------------------
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
------------------------------      ------------------------------
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
------------------------------      ------------------------------
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
------------------------------      ------------------------------
J. Christopher Donahue              John S. Walsh